U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NABO INC.
(Exact name of Registrant as specified in its charter)

NEVADA	1041 Gold Ores
(State or other jurisdiction of Incorporation or organization)	(SIC Code)

NABO INC. 311 Tawny Road Sarnia, Ontario Canada N7S 5K1 (Name and address of principal executive offices)		EMPIRE STOCK TRANSFER INC. 300-7251 West Lake Mead Blvd. (702) 562-4091 Las Vegas, Nevada 891281 (Agent for service of process)

Registrant’s telephone number, including area code: 519-542-1229
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date
of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	5,000,000 shares	$0.01	$50,000	$5.35

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Copies to:
Karen A. Batcher, Esq.
4190 Bonita Rd. Suite 205
Bonita, CA
Tel.  619.475.7882
Fax  619.789.6262

SUBJECT TO COMPLETION, Dated August 28, 2006

PROSPECTUS
NABO INC.
5,000,000 SHARES
COMMON STOCK

The selling shareholders named in this are offering the 5,000,000 shares of our common stock offered through this prospectus. The 5,000,000 shares offered by the selling shareholders represents 69.4% of the total outstanding shares as of the date of this prospectus.  2,400,000 shares or 33% of the total issued and outstanding shares are being offered by family members of the President of NABO Inc., Ken MacAlpine. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$50,000	None	$50,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Resale restrictions on transferring “Penny Stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.  Various state securities laws impose restrictions on transferring "penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

The Date of This Prospectus Is: August 28, 2006

TABLE OF CONTENTS

                                                                                                                                                         PAGE
SUMMARY ……………………...…………………………………………………………………..3
RISK FACTORS …………………………………………………………………………………….6
USE OF PROCEEDS……………………………………………………………………….………11
DETERMINATION OF OFFERING PRICE……………………………………………….………11
DILUTION…...……………………………………………………………………………………..11
SELLING SHAREHOLDERS ……………………………………………………………….……..11
PLAN OF DISTRIBUTION………………………...……………………………………….…...…14
LEGAL PROCEEDINGS.……………………………………………………………………..……16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS……..……16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........17
DESCRIPTION OF SECURITIES ………………………………...…………………………….…19
INTEREST OF NAMED EXPERTS AND COUNSEL…..…………………………………………20
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES …….…………………………………………………….…...….20
ORGANIZATION WITHIN THE LAST FIVE YEARS..………………………………………...…21
DESCRIPTION OF BUSINESS ......……………………………….……………………….………23
PLAN OF OPERATIONS……………………………………….....……...……………………..…31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS……...………………….......…34
MARKET FOR COMMON EQUITY AND RELATED TRANSACTIONS..….………………..….34
EXECUTIVE COMPENSATION.....…..………………………………………………………....…36
FINANCIAL STATEMENTS….....……………………………………….……………………...…38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS..….…………………….……59
WHERE YOU CAN FIND MORE INFORMATION….………………………………………...…59

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “NABO” refers to NABO Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

NABO Inc.

We are in the business of mineral exploration.  On November 30, 2005, we entered in a Mineral Lease Agreement whereby we leased from Barbara Dart, John Dart and Marcella Dart a total of eight (8) patented lode mining claims which we refer to as the Poland China Mine Area Project. (A “patented lode mining claim” is a portion of the public mineral lands containing a lode or vein and the adjoining surface which a miner, for mining purposes, receives a certificate of grant by a government of an exclusive right with respect to the claim. These mineral claims are located in the Myers Creek Mining District, Okanogan County Washington.  The claims are 100% owned by  Barbara Dart of Oroville Washington, and John Dart and Marcella Dart of Green Valley Arizona.

According to the lease NABO has agreed to pay Barbara Dart, John Dart and Marcella Dart minimum payments which shall be paid in advance.  NABO paid them the sum of $4,000 upon execution of this lease.  NABO has the right to extend the lease upon payment of $4,000 on or before the first anniversary of the execution of the lease. NABO has agreed to pay $10,000 on or before the second anniversary of the execution of the lease. NABO has agreed to pay $20,000 on or before the third anniversary of the execution of the lease. NABO has agreed to pay $25,000 on or before the fourth anniversary of the execution of the lease. NABO has agreed pay $30,000 on or before the fifth anniversary of the execution of the lease. NABO will pay Barbara Dart, John Dart and Marcella dart collectively  a 5% royalty of net returns from all ores, minerals, concentrates, or other products mined and removed from the Property and sold or processed by NABO. Barbara Dart, John Dart and Marcella Dart shall be paid the royalty quarterly by NABO.

Our plan of operations is to conduct mineral exploration activities on the Poland China Mine Area Project mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits.  (Commercially exploitable mineral deposits are deposits which are suitably adequate or prepared for productive use of a natural accumulation of minerals or ores). Our exploration program is designed to explore for commercially viable deposits of gold, silver, copper or any other valuable minerals.  (Commercially viable deposits are deposits which are suitably adequate or prepared for productive use of an economically workable natural accumulation of minerals or ores). We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims.  (A reserve ia an estimate within specified accuracy limits of the valuable metal or mineral content of known deposits that may be produced under current economic conditions and with present technology). We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

After acquiring a lease on the Poland China Mine Area Project mineral claims, we retained the services of Robert E, Miller, a Geological Engineer.  Mr. Miller prepared a geological report for us on the mineral exploration potential of the claims.  The cost to the company for Mr. Miller’s report was $2,415. Included in this report is a recommended three stage exploration program which consists of detailed geologic mapping, grid lay-out and soil sampling, and trenching and sampling. The first stage consists of detailed geologic mapping, assays, and a report. A geologic map is a representation of the geologic surface or subsurface features by means of signs and symbols and with an indicated means of orientation. An assay is a qualitative or quantitative determination of the components of a material such as an ore. We have commenced this stage and expect to have results in late August 2006. The total cost of phase one is estimated at $3,000.  We have sufficient cash reserves to complete stage one. Once we receive the formal report on this step our board of directors, in consultation with Mr. Miller, will asses how to proceed to the next Stage. We expect to commence stage two in August or early September 2006 and have that step completed in early September 2006.  This stage consists of grid lay-out and soil sampling and is estimated to cost $5,600. Grid lay-out is a system of uniformly spaced perpendicular lines and horizontal lines surveyed on the surface of the ground. A soil sample is a representative collection of unconsolidated rock material over bedrock (soil).Step three will immediately follow and is expected to be concluded by the end of October 2006. This stage consists of trenching, sampling and mapping and is expected to cost $7,500. Trenching is the development of a narrow, straight, elongated, u-shaped depression from which continuous samples can be obtained from the sides of the depression. The total cost of all three stages is estimated at $16,100.

At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claims.  Further phases beyond the current exploration program will be dependent upon the number of factors such as Mr. Miller’s recommendations based upon ongoing exploration program results and our available funds.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs. If we complete the current exploration program and are successful in identifying a mineral deposit, we will still need to spend substantial funds on further drilling and engineering studies before we will be able to determine if we have a commercially viable mineral deposit or reserve.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  The summarized financial data presented below is derived from and should be read in conjunction with our audited March 31, 2006 financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus.

Balance Sheet Data                                          June 30, 2006               March 31, 2006
                                                                        (unaudited)                   (audited)
Cash                                                                $  48,130                     $  54,155
Total Current Assets                                         $ 48,566                      $  54,155
Liabilities                                                          $   2,415                      $  -
Total Stockholder’s Equity                                $ 46,151                      $  54,155

Statement of Loss and Deficit	3 Months ended June 30, 2006	From November 8, 2005 (Inception) to June 30, 2006
	(unaudited)	(unaudited)

Revenue	$ -	$ -
Net Loss for the Period	$ 10,504	$ 14,849

We were incorporated on November 8, 2005 under the laws of the State of Nevada. Our principal offices are located at 311 Tawny Road, Sarnia Ontario, Canada. Our telephone number is (519) 542-1229.

The Offering

Securities Being Offered	Up to 5,000,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.01 per share.
We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued	7,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

Our current operating funds will only cover initial stages of our exploration program. In order for us to carry out any further exploration or testing we will need to obtain additional financing. We currently do not have any operations and we have no income. We will require additional financing to conduct further exploration programs. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Although we have no arrangements in place for any future equity financing, in the case that we did conduct a financing from the sale of our common stock, this financing would have a dilutive impact on our stockholders and could negatively affect the stock price. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern

We have incurred a net loss of $ 4,345 for the period from November 8, 2005 (inception) to March 31, 2006 and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral project. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended March 31, 2006. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Since this is an exploration project, we face a high risk of business failure due to our inability to predict the success of our business

We are in the initial stages of exploration of our mineral project, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on November 7, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Poland China Mine Area Project. We have not earned any revenues as of the date of this prospectus.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or other minerals. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of precious metals on our mineral claim, we may not be able to successfully obtain commercial production

Our mineral claim does not contain any known reserves of precious metals. However, if our exploration programs are successful in discovering commercially exploitable reserves of precious metals, we will require additional funds in order to place the mineral claim into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed. It is premature to estimate the amount required to place the mineral claim into commercial production, as we do not have sufficient information.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claim may be restricted by bad weather, we may be delayed in our exploration

Once exploration begins, access to the claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our exploration efforts.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the early stages of our business, Mr. MacAlpine will not be spending a significant amount of time on our business. Mr. MacAlpine expects to expend approximately 5 to 10 hours per week on NABO business. Competing demands on Mr. MacAlpine's time may lead to a divergence between his interests and the interests of other shareholders.  Mr. MacAlpine is the president of KIF Capital Corp., a financial and business consulting company and none of the work he will be undertaking as president of this company will compete with NABO Inc.

Because our president, Mr. Ken MacAlpine, owns 30.55% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. MacAlpine are inconsistent with the best interests of other stockholders.

Mr. MacAlpine is our president, chief financial officer and sole director. He owns approximately 30.55% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. MacAlpine may still differ from the interests of the other stockholders. Mr. MacAlpine owns 2,200,000 common shares for which he paid $0.005.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Ken MacAlpine our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against NABO’s assets located outside of the United States.

Because our President does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Ken MacAlpine, our president and director, does not have any training as a geologist or an engineer. Additionally, Mr. MacAlpine has never managed a company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. MacAlpine’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to Mr. MacAlpine’s lack of experience in this industry.

Because we lease the Poland China Mine Area Project, we face the risk of not being able to meet the requirements of the lease and may be forced to default on the agreement

Under the terms of the lease on the Poland China Mine Area Project, NABO must pay the owners of the property a minimum royalty of the following amounts on or before the corresponding days: $4,000 on November 30, 2006; $10,000 on November 30, 2007; $20,000 on November 30, 2008; $25,000 on November 20, 2009; $30,000 on November 30, 2010.In addition, on or before November 15, 2006 the First Anniversary date of the agreement, NABO must perform work on or for the benefit of the Property in a minimum amount equivalent to $5,000. If NABO is unable to meet these obligations, we may be forced to default on the agreement and lose the property.

Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of the Poland China Mine Area Project, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Washington as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We currently have budgeted $1,000 for regulatory compliance.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. Our stock is currently not traded on any market or exchange, and therefore our shares can only be purchased through private transactions. We plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including: the results of our geological exploration program; our ability or inability to arrange for financing; commodity prices for gold, silver or other minerals; and conditions and trends in the mining industry.

In addition, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 5,000,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 69.4% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of NABO Inc., and those proceeded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect NABO’s future results and could cause those results to differ materially from those expressed in such forward looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,000,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 5,000,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on April 1, 2006. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Gerry Birmingham	400,000	400,000	Nil	Nil
Marcia Brooke	50,000	50,000	Nil	Nil
Colin Campbell	200,000	200,000	Nil	Nil
Donnie Campbell	200,000	200,000	Nil	Nil
Isobel Campbell	400,000	400,000	Nil	Nil
Rhoda Campbell	200,000	200,000	Nil	Nil
Liselle Cormier	100,000	100,000	Nil	Nil
Basil Dawkins	50,000	50,000	Nil	Nil
Kevin Dawkins	50,000	50,000	Nil	Nil
Marsha Dawkins	50,000	50,000	Nil	Nil

Wayne Dawkins	50,000	50,000	Nil	Nil
Dan Easter	400,000	400,000	Nil	Nil
Mark Easter	100,000	100,000	Nil	Nil
George Gander	100,000	100,000	Nil	Nil
Georgia Gander	200,000	200,000	Nil	Nil
Fiona MacAlpine	200,000	200,000	Nil	Nil
Iain MacAlpine	400,000	400,000	Nil	Nil
Katrina MacAlpine	450,000	450,000	Nil	Nil
Linda Marchen	50,000	50,000	Nil	Nil
Peter Marchen	50,000	50,000	Nil	Nil
Bonnie McCall	100,000	100,000	Nil	Nil
Robert McCall	100,000	100,000	Nil	Nil
Gerry Pesut	100,000	100,000	Nil	Nil
Sandra Pesut	100,000	100,000	Nil	Nil
Jessie Pumple	100,000	100,000	Nil	Nil

Bentley Russell	50,000	50,000	Nil	Nil
Diane Russell	50,000	50,000	Nil	Nil
Ro Russell	50,000	50,000	Nil	Nil
Doug Scheer	50,000	50,000	Nil	Nil
Patricia Scheer	100,000	100,000	Nil	Nil
Alastair Thompson	100,000	100,000	Nil	Nil
Elizabeth Thompson	100,000	100,000	Nil	Nil
Mary Jo Vancrey	200,000	200,000	Nil	Nil
Jay Vieira	100,000	100,000	Nil	Nil
TOTAL	5,000,000	5,000,000

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Katrina MacAlpine and Fiona MacAlpine, the daughters of Ken MacAlpine, Iain MacAlpine the son of Ken MacAlpine, Isobel Campbell the sister of Ken MacAlpine, Donnie Campbell the brother-in-law of Ken MacAlpine, Rhoda Campbell the niece of Ken MacAlpine, Colin Campbell the nephew of Ken MacAlpine, Peter Marchen the brother-in-law and Linda Marchen the sister-in-law of Ken MacAlpine, and Gerry Birmingham the father-in-law of Ken MacAlpine, our sole officer and director, none of the selling shareholders:
(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Empire Stock Transfer Inc. 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of August 28, 2006 are as follows:

Name	Age	Office(s) Held

Ken MacAlpine	55	President, Secretary and Treasurer and Sole Director

Set forth below is a brief description of the background and business experience of our sole officer and director.

Mr. Ken MacAlpine, is our president, secretary and treasurer and our sole director. Mr. MacAlpine has been our president, secretary and treasurer and our sole director since our incorporation on November 7, 2005. Since 1995 Mr. MacAlpine has been the president and sole proprietor of KIF Capital Corp., a business consulting and Venture Capital Company located in Sarnia, Ontario, Canada. Mr. MacAlpine has been responsible for strategic development and senior consulting to clients and has participated as a Board Member with various public and private companies including the following: Leisure Canada (CDN), Vancouver, B.C., Advanced Systems International, located in Southfield, Michigan (NASDAQ Bulletin Board) and NaviSite, Inc., Andower, MA (NASDAQ) as Board Member and Member of the Audit Committee. Prior to this Mr. MacAlpine received his Ontario Real Estate broker’s license and until June of 1995, was both an associate broker with Magic Realty in Sarnia and President of MacAlpine Realty specializing in real estate development both residential and commercial in a managerial, financial and sales capacity. From April, 1975 to December, 1985, Mr. MacAlpine was employed with a Canadian-British joint venture known as Cooperheat, Canada which was formed to execute a $1 billion plus expansion to the petro-chemical industry. Mr. MacAlpine was operations manager and was responsible for personnel, operation, manufacturing and sales. From August, 1971 to April, 1975, Mr. MacAlpine was a supervisor for Cooperheat, Europe.  Cooperheat operates worldwide in the industrial heat treatment of exotic metals.  Mr. MacAlpine received his electrical engineering diploma in Glasgow, Scotland.

There are no orders, judgements, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. MacAlpine from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Compensation

We presently do not pay our sole director and officer any salary or consulting fee. We do not anticipate paying compensation to our sole director and officer for the foreseeable future.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We conduct our business through agreements with consultants and arms-length third parties. Mr. Robert E. Miller, a Geological Engineer, was retained by the Company to prepare a report on the Poland China Mine Area Project, dated January 5, 2006.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors is considering establish various committees in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 28, 2006 by:

i)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

ii)	each of our directors,

iii)	named executive officers, and

iv)	officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Directors and Officers
Common Stock	Ken MacAlpine 311 Tawny Road Sarnia, Ontario N7S 5K1 Canada	2,200,000 Direct	30.56%
Significant Shareholders
	Katrina MacAlpine 3665 Arista Way, Apt. 1717 Mississauga, Ontario L5A 4A3 Canada	450,000 Direct	6.25%
	Gerry Birmingham 5700 Blackwell Sideroad 69 Golfview Sarnia, Ontario N7W 1B7 Canada	400,000 Direct	5.55%
	Isobel Campbell Acnacree Bay, North Connel Argyll, Scotland PA371QZ	400,000 Direct	5.55%
	Dan Easter 28 York St. Sarnia, Ontario N7S 4L4 Canada	400,000 Direct	5.55%
	Iain MacAlpine 3665 Artista Way, Apt. 1717 Mississauga, Ontario L5A 4A3 Canada	400,000 Direct	5.55%

(1)	The percentage of common stock held is based on 7,200,000 shares of common stock issued and outstanding as of August 28, 2006.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of August 28, 2006, there were 7,200,000 shares of our common stock issued and outstanding that were held by thirty five (35) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, our independent certified public accountant, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. John Kinross-Kennedy has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Karen Batcher, our independent legal counsel, has provided an opinion on the validity of our common stock.

Robert E. Miller, a Geological Engineer, has provided us with a geological report on the Poland China Mine Area Project. We hired Mr. Miller on a flat rate consulting fee and he has no interest, nor does he expect any interest in the property or securities of NABO Inc.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFCATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on November 8, 2005 under the laws of the State of Nevada. Our president, Mr. Ken MacAlpine, is our sole promoter. Mr. MacAlpine purchased 2,200,000 shares of our common stock effective November 24, 2005 for an aggregate purchase price of $11,000.

We entered a Mineral Lease Agreement for eight mineral claims, located in Okanogan County, Washington with Barbara Dart, John Dart and Marcella Dart effective November 30, 2005. NABO Inc. does not, nor ever had a relationship with Barbara Dart, John Dart, or Marcella Dart aside from the lease of this property.

Glossary of Technical Terms

The following defined technical terms are used in our registration statement on Form SB-2:

Adit	a nearly horizontal tunnel for access, drainage or ventilation of a mine.

Aeromagnetic mapping	charting the earth’s magnetic signature from the air using an airplane.

Arsenopyrite	FeAsS (iron arsenic sulfide) a white to steel gray mineral, crystallizing in the monoclinic system with pseudo-orthorhombic symmetry.

Assay	qualitative or quantitative determination of the components of a material as an ore.

AX	A refers to the cross-sectional diameter of the core and X refers to the method of retrieving the core.

Commercially exploitable deposits	suitably adequate or prepared for productive use of a natural accumulation of minerals or ores.

Commercially viable mineral deposit	suitably adequate or prepared for productive use of an economically workable natural accumulation of minerals or ores.

Drilling	the creation or enlargement of a hole in a solid material with a drill.

Geochemical	study of the chemical composition of various phases of soil and rock and the physical and chemical processes of their development.

Geologic mapping	Representation of the geologic surface or subsurface features by means of signs and symbols and with an indicated means of orientation. Includes nature and distribution of rock units and the occurrence of structural features, mineral deposits and fossil localities.

Geophysical	the application of quantitative concepts and principals of physics and mathematics in geologic explorations to order to discover the character of and mineral resources in underground rocks in the upper portions of the earth’s crust.

Grid lay-out	a system of uniformly spaced perpendicular lines and horizontal lines surveyed on the surface of the ground.

Lode	a fissure in consolidated rock filled with mineral. Lode claim is that portion of a lode or vein and of the adjoining surface which has been acquired by a compliance with the law.

Milling tests	tests to determine techniques and methodology for the extraction of a particular mineral.

Mining claim	that portion of the public mineral lands which a miner, for mining purposes, takes and holds in accordance with mining laws.

Ore chutes	an inclined passage for the transfer of ore to a lower level.

Patent	a certificate of grant by a government of an exclusive right with respect to claims.

Patented claim	a mining claim to which a patent has been secured from the government by compliance with the laws relating to such claims.

Pyrite	FeS2 (iron sulfide) a hard brittle, brass yellow mineral with metallic luster, crystallizing in the isometric system; hardness is 6-6.5 on the Mohs Scale, and specific gravity is 5.02.

Rock chip sampling	collecting small rock chips from outcrop areas to obtain a representative sample for assay.

Smelter	a building or a complex of buildings where heating of ore mixtures accompanied by chemical change, results in a liquid metal.

Soil sampling	representative collection of unconsolidated rock material over bedrock (soil).

Trenching	development of a narrow, straight, elongated, u-shaped depression from which continuous samples can be obtained from the sides of the depression.

Vein	a mineral deposit in tabular or shell-like form, filling a fracture in a host rock.

DESCRIPTION OF BUSINESS

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We currently hold a lease on eight patented lode mining claims that we refer to as the Poland China Mine Area Project.  Further exploration of these mineral claims is required before a final determination as to their viability can be made.  Although exploratory work on the claims conducted prior to our obtaining a lease on the property has indicated some potential showings of mineralization, we are uncertain as to the potential existence of a commercially viable mineral deposit existing on the Poland China Mine Area Project claims. The results of exploratory work of prior companies are summarized in the geological report entitled Summary Report for the Poland China Mine Area Project, dated January 5, 2006, prepared for us by Robert E. Miller, Geological Engineer.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold, silver, copper or any other valuable minerals.  We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Mineral Lease Agreement between NABO Inc. and Barbara Dart, John Dart and Marcella Dart.

We entered into a lease agreement with Barbara Dart, John Dart and Marcella Dart effective November 30, 2005, granting NABO the exclusive right to explore, develop, and mine the Property for gold, silver, copper and other valuable minerals.  The Property consists of eight patented mining claims located in the Myers Creek Mining District, Okanogan County Washington and hereon referred to as the Poland China Mine Area Property. We selected this property based upon a recommendation from Robert E. Miller, Geological Engineer. And in Mr. Miller’s summary report, dated January 5, 2006, he recommended that we take a three stage exploration approach to this property.

According to the lease NABO has agreed to pay Barbara Dart, John Dart and Marcella Dart minimum payments which shall be paid in advance.  NABO paid them the sum of $4,000 upon execution of this lease.  NABO has the right to extend the lease upon payment of $4,000 on or before the first anniversary of the execution of the lease. NABO has agreed to pay $10,000 on or before the second anniversary of the execution of the lease. NABO has agreed to pay $20,000 on or before the third anniversary of the execution of the lease. NABO has agreed to pay $25,000 on or before the fourth anniversary of the execution of the lease. NABO has agreed pay $30,000 on or before the fifth anniversary of the execution of the lease. NABO will pay Barbara Dart, John Dart and Marcella Dart collectively  a 5% royalty of net returns from all ores, minerals, concentrates, or other products mined and removed from the Property and sold or processed by NABO. Barbara Dart, John Dart and Marcella Dart shall be paid the royalty quarterly by NABO.

According to the lease NABO has a work obligation on the property. On or before November 15, 2006 NABO shall have to perform work on or for the benefit of the Property in a minimum amount equivalent to $5,000.

The term of the lease is for five (5) years, renewable for an additional two periods of five (5) years so long as conditions of the lease are met.

Description and Location of the Poland China Mine Area mineral claims

The Poland China Mine Area Project consists of eight patented claims located in and around the Poland China Mine, Okanogan County, Washington. These claims are owned by the lessor and are fee simple and include the surface and mineral rights.

CLAIM NAME	M.S. NO.	PATENT NO.	PATENT DATE	ACRES

Peerless Placer	1053	552299	10-30-1916	19.547
Realty Lode	1039	605496	10-29-1917	20.159
Oro Libre Lode	1039	605496	10-29-1917	14.158
Charles F. Lode	1039	605496	10-29-1917	20.638
Kismet Lode	1039	605496	10-29-1917	18.941
Northland Lode	1039	605496	10-29-1917	19.091
Timberland Lode	1039	605496	10-29-1917	11.198
Overtop Lode	1039	605496	10-29-1917	19.784

The Myers Creek mining district extends from the Ferry-Okanogan county line westward 27 miles to the Okanogan River.  Access to the Poland China mine area is good, and provided by well-maintained state, county and forest service roads.  The more remote areas can be reached by way of poorly to un-

maintained ranch and logging roads.  Chesaw, which is a small settlement in the north-central part of the Myers Creek district, is most readily accessible by way of 20 miles of surfaced county roads from the town of Oroville.  The Poland China mine lies 4 miles west of Chesaw.  The Okanogan Public Utility District supplies the electric power into the area for farms, towns, commercial and residential users. Their power lines run along the south end of our property. We have no equipment or support infrastructure on site.

The Myers Creek district is in the northwestern part of the Okanogan Highlands, which is a composite group of north-trending mountain ranges.  The highlands cover an area in Washington of about 6,750 square miles and are 90 miles long (east-west) and 75 miles wide (north-south).  Although the highlands are mountainous, they lack the ruggedness of the Cascade Mountains to the west.  The area encompassing the Myers Creek district is characterized by mountains with rounded tops and steep-walled valleys.  Most of the area contains a thick cover of overburden, but many slopes are rocky and void of vegetation.  In the Poland China area of the Myers Creek district, the countryside is less mountainous and contains large areas of gently rolling, grassy range lands.

The region’s average elevation is about 3,500 feet; the average summit elevation for mountains is about 4,800 feet.  Although only eight mountain peaks in the region exceed 5,000 feet in elevation, at least 27 peaks are 4,000 feet or higher in elevation.  Buckhorn Mountain (5,602 feet) is the highest point in the Myers Creek district.  The lowest site in the region is at the city of Tonasket on the Okanogan River with an elevation of 903 feet.

The Okanogan Highlands has been dissected by numerous streams, which ultimately discharge into the Columbia River.  In the Myers Creek district, Myers, Toroda and Tonasket Creeks are major streams.  These creeks, as well as numerous permanent and intermittent tributaries, form a dendritic drainage pattern in the region. The upper reaches of Mary Ann Creek bisect the Poland China mine.

Except for the western two-thirds of the Myers Creek district, a thick conifer forest covers most parts of the Myers Creek district.  Most forested areas fall within the boundaries of the Okanogan National Forest.  In forested areas, sparsely timbered sections occur mainly on south-facing slopes that contain thin or rocky soil cover.  The most common conifers are Douglas fir, western larch, and western yellow pine.  Deciduous trees, which commonly grow along moist valley floors, include willow, alder, aspen, cottonwood, and poplar.  Areas void of conifers and broadleaf deciduous trees have as groundcover, sagebrush, pine grass, and bunchgrass.

The district’s climate is semiarid, but receives more moisture than most other semiarid areas of eastern Washington.  The annual mean rainfall is 18 inches, most of which falls between November and June, with the wettest months being May and June.  The annual mean temperature is around 45 degrees F (7.2 degrees C).  January is generally the coldest month with a mean temperature of about 23 degrees F (-5 degrees C); July and August are the warmest months with a mean temperature of about 60 degrees F (15.6 degrees C) annual extremes can be as low as -30 degrees F (-1.1 degree C) and as high as 105 degrees F (40.5 degrees C).  The average growing season is about 80 days.

The Poland China mine is in the SE ¼  SE  ¼  Sec.  T. 40 N., R. 29 E., which is about 4 miles northwest of Chesaw. Near the Chesaw-Molson road crossing of the North Fork of Mary Ann Creek a dirt road can be followed 0.4 mile north to several old buildings at the site of the mine. The property is covered by seven patented mining claims of Mineral Survey 1039.

The initial discovery of a gold-bearing vein was made in 1896 when flakes of gold were discovered at grass-root depths; subsequent digging led to the discovery of the vein. Development work was undertaken soon after the discovery of the vein, but it was not until 1907 that an attempt was made to place the mine into production. At this time Molson Gold Mining Co. erected a 25-ton mill consisting of six Nisson stamps, two Wilfley tables, and a barrel amalgamator, all of which were powered by a Fairbank-Morse horizontal steam engine. Other than milling tests on the ore, and a small shipment in 1914, the mine failed to become productive. In 1932, the mine was taken over by Overtop Mining Co. and in 1933 and 1934, a total of 168 tons of concentrate containing 72 ounces of gold and 70 ounces of silver were shipped to a smelter. Milling of the ore proved to be impractical and operations ceased. In 1937, operations resumed, and from 1937 through 1939, a total of 11 carloads of siliceous ore assaying 0.37 ounce per ton in gold were shipped to the Trail smelter in British Columbia. However, mining of the low-grade ore was unprofitable and mining ceased. Since 1939, the property has been idle.

Development work at the Poland China consists of over 1.500 feet of adits, shafts, and crosscuts, as well as one glory hole.  The main adit was driven at a general heading of west-northwest for around 310 feet.  The first part of the adit does not follow the vein but encounters it 75 feet from the portal.  The vein is also exposed in three crosscuts, two of which were driven south near the portal, and one of which was driven north from the adit, 135 feet from the portal.  About 110 feet from the portal, a winze has been sunk to a depth of about 70 feet below the adit level.  About midway in the adit, several ore chutes extend upward to the glory hole at the surface.  Ore that was mined appears to have come chiefly from a stoped area 65 to 100 feet from the portal.

Although occurrences of metallic minerals can be found in many parts of the Myers Creek district, the most important occurrences appear to be in the Chesaw and Buckhorn Mountain areas of the northeast part of the district. In the Chesaw area quartz fissure veins predominate. Most veins are only sparsely mineralized with gold, silver, copper, lead and zinc; the ore minerals of these metals are almost always accompanied by pyrite and arsenopyrite. The veins are narrow and seldom exceed 2 feet in width. Most veins pinch and swell and cannot be followed for much more than several hundred feet along their strikes. Of the many veins subjected to exploratory and development work, only the Butcher Boy, Reco, Gray Eagle, and Poland China veins contained mineable amounts of gold.

Historical work in the Poland China mine area since 1950, includes aeromagnetic mapping in the Rock Creek area of southern B.C. as far north as the Camp McKinney mine some 15 miles north of the Poland China property; rock sampling and ground magnetometer work by Echo Bay west of the Poland China property; rock chip sampling and mapping in 1980’s by Crown Resources; geochemical, geophysical and drilling  by FMC on the Poland China and north to the Canadian border and; sampling and general structural mapping by Gold City Resources.

In the late 50’ and early 60’s the Dart family drilled two shallow AX holes near the mine workings.  The holes were less than 100 feet in depth in black argillite and encountered no  mineralization.  The most extensive drill program was carried out in 1990 by FMC Gold Co.  when FMC completed an eight hole reverse circulation drill program totaling 4050 feet.  Drilling was completed by Lang Drilling out of Salt Lake City, Utah.  All holes were drilled to the desired depths and samples were collected at five foot intervals and fire assayed for gold and silver by Bondar-Clegg Co Ltd..  Duplicate samples were collected at approximately 50 foot intervals and fire assayed at Chemex Labs Ltd.  Although detectable gold was encountered in all the drill holes, only three holes intersected gold values greater than 0.01 oz/ton or greater.  Drill hole #3 intersected 10 feet of 0.136 oz/ton gold from 235-245 feet of depth.  Drill hole #6 encountered 5 feet of 0.015 oz/ton gold from 170-175 feet of depth and 5 feet of 0.071 oz/ton gold from 45 -455 feet of depth.  Drill hole #7 encountered 5 feet of 0.064 oz/ton gold from 65-70 feet of depth. It was reported by the land holder that two other reverse circulation holes were drilled west of the Poland China workings some time in the late 1990’s or early 2000.  No knowledge of this drilling could be obtained.

It is difficult to equate the value of the dollar expended in the early 1900’s to the value of the dollar expended in the 1980’s and 1990’s.  Mine develop and the implacement of a 25 ton milling complex between 1896 and 1914 probably cost in excess of $50,000.00.  The cost today would probably be $500,000.00.  The FMC exploration program in 1990 was fairly extensive and would have cost approximately $100-150,000.00 in 1990.

The property has not been changed in any way by our operations and remains as ranch and timber lands with a few support structures like sheds ect. We have not conducted any work on the property to date but current exploration plans are to start mapping the property which was commenced in August 2006.

The Poland China Mine Area mineral claims are without known reserves and the proposed program is strictly exploratory in nature.

CANADA
119°
49°
U S
Osoyoos Lake
Oroville
MYERS CREEK DISTRICT
WAUCONDA DISTRICT
Republic
CANADA
MYERS CREEK
DISTRICT
WAUCONDA
DISTRICT
OKANOGAN COUNTY
WASHINGTON
IDAHO
OREGON

Map of Myers Creek Mining District.

Location Map

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired a lease on the Poland China Mine Area Project mineral.  We engaged Robert E. Miller, a Geological Engineer, who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims.

Mr. Robert E. Miller is a graduate of the Brigham Young University, where he obtained a B.Sc. degree in Geological Engineering in 1969. He has been engaged in his profession as a Geological Engineer since 1969.

Summary Report for the Poland China Mine Area Project, Dated January 5, 2006

A primary purpose of the geological report was to review information from previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims.  The summary report lists various results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of prior exploration.  The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Conclusions of the Summary Report for the Poland China Mine Area Project

Based on Robert E. Miller’s numerous visits to the property and research of the property he came to the following conclusions:

Gold occurrences extend northward from the Poland China mine area to the Camp McKinney mine north of Bridesville, B.C. along a trend often referred to as the Rock Creek Gold Trend.  The gold occurs in quartz fissure veins, intrusive contact zones, skarns, shear zones and as placer gold in the Rock Creek drainage in southern B.C. and Mary Ann Creek above and below the Poland China mine on the U.S. side.

Gold occurrences within this trend appear to be related to east-west and north-east trending faults and their associated shear zones, in close proximity to intrusive rocks.  All of these occurrences lie just to the west of or along the fragmented west boundary fault of the Toroda Creek graben.

Shear zones within the Poland China mine property strike north-south and north-east with the Poland China mineralized quartz vein striking north east and dipping 26 degrees north west.  Intrusive dikes are found in close proximity to the known gold occurrences both in the glory hole at the Poland China mine and in exploration drill holes.

Silicified gold ore is associated with a shear zone along the contact between a felsic intrusive dike and a greenstone at the Buckeye mine just to the north west of the Poland China property.  This vein carries high arsenic values and assayed 0.25 opt gold.

The mineralogy, structural setting and geology at the Poland China mine property is similar to the mineralogy, structural setting and geology near the Winnipeg and Athelstan-Jackpot mines at Phoenix Camp in south-eastern B.C.  There the highly mineralized gold bearing sulfide ore bodies are within a sheared volcanic in contact with a granitic intrusive.  These bodies have a very small surface footprint but extend for considerable depth in a pipe-like manner.   It is recommended that the following exploration program be implemented as a starting point to outline opportunities on the Poland China mine property for locating a geologic setting, similar to the high angle shear zone mineralization found on the Winnipeg mine at Phoenix Camp B.C..

It is recommended that the area around the Poland China mine be soil sampled on an east-west grid across the north and north east trending shear zones that are found on the property.  The soil samples taken should be assayed for rare earth elements as well as the normal course of metallic elements which would help to delineate the fault and anomalous mineralization associated with the fault.

A three stage program is envisioned with each stage dependant on the success of the previous stage. Stage One involves detailed geologic mapping; Stage Two would be geochemical soil sampling and; Stage Three trenching, sampling and mapping of the trenches.

Recommendations

It is recommended that the following exploration program be implemented as a starting point to outline opportunities on the Poland China mine property for locating a geologic setting, similar to the high angle shear zone mineralization found on the Winnipeg mine at Phoenix Camp B.C..

It is recommended that the area around the Poland China mine be soil sampled on an east-west grid across the north and north east trending shear zones that are found on the property.  The soil samples taken should be assayed for rare earth elements as well as the normal course of metallic elements which would help to delineate the fault and anomalous mineralization associated with the fault.

A three stage program is envisioned with each stage dependant on the success of the previous stage.

Stage One involves detailed geologic mapping, which is estimated to cost $3,000

Stage Two would be geochemical soil sampling including grid lay-out, which is estimated to cost $5,600.

Stage Three is trenching, sampling and mapping of the trenches, which is estimated to cost $7,500.

The total project budget proposed is $16,100

Competition

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring the mineral properties.

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through agreements with consultants and arms-length third parties.

Office Property

We maintain our executive office at 311 Tawny Road, Sarnia Ontario, Canada N7S 5K1. This office space is being provided to the company free of charge by our president, Mr. MacAlpine. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our growth.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.  We have paid $4,000 for a mineral property lease which was expensed as an exploration cost.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Poland China Mine Area Project to determine whether there are commercially exploitable reserves of gold, silver, copper or other metals.  We have decided to proceed with stage one of the exploration program recommended by Robert E Miller, Geological Engineer.  This stage consists of detailed geologic mapping, assays, and a report. We have commenced this stage in August 2006, and  expect to have results in late August or early September 2006. The total cost of phase one is estimated at $3,000.  We have sufficient cash reserves to proceed with stage one. Once we receive the formal report on this step our board of directors, in consultation with Mr. Miller, will asses how to proceed to the next Stage. We expect to commence stage two in August 2006 and have that step completed in early September 2006.  This stage consists of grid lay-out and soil sampling and is estimated to cost $5,600. Step three will immediately follow and is expected to be concluded by the end of October 2006. This stage consists of trenching, sampling and mapping and is expected to cost $7,500. The total cost of all three stages is estimated at $16,100.

The company believes it will have sufficient capital to complete all three stages of the program. However, most likely will not have sufficient cash on hand to explore further, should it be determined that the results of the three stage program warrant further exploration.  In this case the company will need to raise additional funds required to meet ongoing capital needs.  Should the results of these three stages prove not to be sufficiently positive to proceed with a further exploration on the Poland China Mine Area Project, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of Mr. Robert E. Miller, offer attractive mineral exploration opportunities.  However, we may not have sufficient financing to seek out and acquire other properties, and if we did have sufficient financing, it is possible that we would be unsuccessful in seeking out an acquiring alternative exploration properties.

During the three stage program, our President will be devoting approximately 8 to 16 hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more time of Mr. MacAlpine such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business.  However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Upon the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  However we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness by most banks or typical investors or corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

In the event that NABO completes this exploration program and is successful in identifying a potential mineral deposit, we would have to spend substantial funds on drilling of the property and engineering studies before we would be able to determine if it’s a commercially viable mineral deposit.

Results of Operations for Period Ending June 30, 2006

We did not earn any revenues from inception through the period ending June 30, 2006.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

We incurred operating expenses in the amount of $14,849 from inception on November 8, 2005 through the period ended June 30, 2006.  These operating expenses included resource property costs associated with the lease on the Poland China Mine Area Project and general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to our commencing of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $14,849 from inception on November 8, 2005 through the period ended June 30, 2006.  Our loss was attributed to operating expenses, organizational costs, and resource property costs.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission.  Thereafter, annual reports will be delivered to security holders as required or they will be available online.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Off-Balance Sheet Arrangements

On November 30, 2005, we entered in a Mineral Lease Agreement whereby we leased from Barbara Dart, John Dart and Marcella Dart a total of eight (8) patented lode mining claims which we refer to as the Poland China Mine Area Project.  According to the lease NABO has agreed to pay Barbara Dart, John Dart and Marcella Dart minimum payments which shall be paid in advance.  NABO paid them the sum of $4,000 upon execution of this lease.  NABO has the right to extend the lease upon payment of $4,000 on or before the first anniversary of the execution of the lease. NABO has agreed to pay $10,000 on or before the second anniversary of the execution of the lease. NABO has agreed to pay $20,000 on or before the third anniversary of the execution of the lease. NABO has agreed to pay $25,000 on or before the fourth anniversary of the execution of the lease. NABO has agreed pay $30,000 on or before the fifth anniversary of the execution of the lease. NABO will pay Barbara Dart, John Dart and Marcella dart collectively  a 5% royalty of net returns from all ores, minerals, concentrates, or other products mined and removed from the Property and sold or processed by NABO. Barbara Dart, John Dart and Marcella Dart shall be paid the royalty quarterly by NABO.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 2,200,000 total shares of common stock to KIF Capital Corp. a company for which Mr.  Ken MacAlpine our President is the President and sole director for total consideration of $11,000 effective November 24, 2005. This issuance was made to KIF Capital Corp, a sophisticated company and KIF Capital Corp. and its sole director Mr. MacAlpine was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Ken MacAlpine, our President and Sole Director:

Katrina MacAlpine                               Daughter
Fiona MacAlpine                                  Daughter
Iain MacAlpine                                     Son
Isobel Campbell                                   Sister
Donnie Campbell                                  Brother-in-law
Rhoda Campbell                                   Niece
Colin Campbell                                     Nephew
Peter Marchen                                      Brother-in-law
Linda Marchen                                     Sister-in-law
Gerry Birmingham                                 Father-in-law

MARKET FOR COMMON EQUITY AND RELATED TRANSACTIONS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

NABO Inc. is subject to the penny stock rules, which disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had 35 (thirty five) shareholders.

Rule 144 Shares

As of July 28, 2006, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.  This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 2,200,000 shares of our common stock will be available for resale to the public after November 25, 2007, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 72,000 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after November 25, 2007.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through August 28, 2006.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Ken MacAlpine	President, CEO, and Sole Director	2006 2005	$0 $0	$0 $0	$0 $0	0 0	0 0	0 0	0 0

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to precede with additional exploration programs in the future.

We do not pay to our directors any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through August 28, 2006.

FINANCIAL STATEMENTS

Index to Financial Statements:

Unaudited financial statements for the period ended June 30, 2006, including:

39          Balance Sheet

40          Statement of Operations

41          Statement of Stockholders’ Equity

42          Statement of Cash Flows

43-46     Notes to Financial Statements

Audited financial statements for the period ended March 31, 2006, including:

47          Auditors’ Report

48          Balance Sheet

49          Statement of Operations

50          Statement of Stockholders’ Equity

51          Statement of Cash Flows

52-58     Notes to Financial Statements

NABO INC.
(A Development Stage Company)
BALANCE SHEET

	June 30, 2006	March 31, 2006
	(unaudited)

ASSETS
CURRENT ASSETS
Cash	$48,130	$54,155
Prepaid Expenses	436	-

Total Current Assets	48,566	54,155

TOTAL ASSETS	$48,566	$54,155
	=============	=============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,415	$-
Sales tax payable
Commissions payable - related party

Total Current Liabilities	2,415	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock, 75,000,000 shares authorized,
$0.001 par value; 7,200,000 and 6,950,000 shares
were issued and outstanding	7,200	6,950
Additional paid-in capital	53,800	51,550
Accumulated deficit	(14,849)	(4,345)

Total Stockholder's Equity	46,151	54,155

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	48,566	$54,155
	=============	=============

The accompanying notes are an integral part of these consolidated financial statements

NABO INC.
A Developoment Stage Company)
STATEMENT OF OPERATIONS
		For the period
		from November 8,
	For the three	2005 (date of
	months ended	inception) through
	June 30,2006	June 30, 2006
	(unaudited)	(unaudied)

SALES	$-	-

COST OF GOODS SOLD

GROSS PROFIT	-	-

EXPENSES
Property Expenses	2,450	6,450
General and administrative	1,054	1,399
Professional fees	7,000	7,000
Stock transfer fees
Commissions

TOTAL EXPENSES	10,504	14,849

LOSS FROM OPERATIONS	(10,504)	(14,849)

OTHER INCOME (EXPENSE)
Interest income
Interest expense

TOTAL OTHER INCOME (EXPENSE)	-	-

LOSS BEFORE INCOME TAXES	(10,504)	(14,849)

INCOME TAXES	-	-

NET LOSS	$(10,504)	$(14,849)
	===============	===============
NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.001)	$(0.003)
	===============	===============
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	7,191,758	4,555,814
	===============	===============

The accompanying notes are an integral part of these consolidated financial statements

NABO INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional		Total
	Number		Paid-in	Accumulated	Stockholders'
	of Shares	Amount	Capital	Deficit	Equity

Balance (date of inception November 8, 2005)	-	$-	$-	$-	$-

Common stock issued for cash at $0.005
per share on November 24, 2005	2,200,000	2,200	8,800		11,000

Common stock issued for cash at $0.01
per share March 10 - 31, 2006	4,750,000	4,750	42,750		47,500

Net loss for the period from inception to
March 31, 2005				(4,345)	(4,345)

Balances as at March 31, 2006	6,950,000	$6,950	$51,550	$(4,345)	$54,155

Common stock issued for cash at $0.01
per share April 3, 2006	250,000	250	2,250		2,500

Net loss for the 3 months ended June 30, 2006				(10,504)	(10,504)

	7200,000	$7,200	$53,800	$(14,849)	$46,151
	=========	========	=========	=========	==========

The accompanying notes are an integral part of these consolidated financial statements

NABO INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
		For the period
		from November 8,
	For the three	2005 (date of
	months ended	inception) through
	June 30,2006	June 30, 2006
	(unaudited)	(unaudied)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,504)	$(14,849)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Decrease (increase) in inventory
Decrease (increase) in prepaid expenses	(436)	(436)
Decrease in loan receivable
Decrease in interest receivable
Increase (decrease) in accounts payable	2,415	2,415
Increase (decrease) in sales tax payable
Increase in commissions payable

Net cash provided (used) by operating activities	(8,525)	(12,870)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,500	61,000

Net cash provided (used) by financing activities	2,500	61,000
Change in cash	(6,025)	48,130

Cash, beginning of period	54,155	-

Cash, end of period	$48,130	$48,130
	===============	===============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-	$-
	===============	===============
Income taxes paid	$-	$-
	===============	===============

The accompanying notes are an integral part of these consolidated financial statements

NABO INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 (Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission (“SEC”).  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended March 31, 2005.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.  Operating results for the three month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending March 31, 2007.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 2 – OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on November 8, 2005

Exploration Stage Activities

The Company has been in an exploration stage since its formation and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $14,849 for the period from November 8, 2006 (inception) to June 30, 2006, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement or public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Development Stage Company

The Company is considered a development-stage company, with no operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as November 8, 2005.  Since inception, the Company has incurred operating losses totaling $14,849. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since November 8, 2005 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Mineral Property Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.  To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

NOTE 4 – MINERAL PROPERTY INTEREST

On November 30, 2005 the Company entered into a mining lease agreement for certain mineral lands in Okanogan County, in north eastern Washington State.  The cost of the lease is based on a royalty on net returns of sales of ores, minerals, or other products.  The minimum lease payment over the six year lease is:

                                  Anniversary Date   Amount

                                    Nov. 30, 2005    $  4,000
                                    Nov. 30, 2006    $  4,000
                                    Nov. 30, 2007    $10,000
                                    Nov. 30, 2008    $20,000
                                    Nov. 30, 2009    $25,000
                                    Nov. 30, 2010    $30,000

The leased lands encompass 8 mining claims dated 1916-1917, totaling 1,435.16 acres.  There are also three other parcels, two of which total 8.05 acres and the third is of unknown size.

NOTE 5 – CAPITAL STRUCTURE

Common Stock Transactions during the period from inception November 8, 2005 through June 30, 2006.

On November 24, 2005, the company issued 2,200,000 shares of its common stock to a single investor at a price of $0.005 per share for a total of $11,000.

Between March 10 and March 31, 2006 the Company issued a total of 4,750,000 shares of its common stock to 34 investors. The shares were sold at $0.05 for a total of  $47,500.

On April 3, 2006 the company issued 250,000 shares of its common stock to three investors at a price of $0.01 per share, for a total of $2,500.

As of June 30, 2006, the Company has authorized 75,000,000 of $0.001 par common stock.  As of June 30, 2006  7,200,000 shares were issued and outstanding.

NOTE 6 – LITIGATION

There are no legal proceedings against the Company with respect to matters arising in the ordinary course of business.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders
NABO, Inc.
Las Vegas, Nevada  89128

This report was reissued on August 18, 2006 following re-statement of the March 31, 2006 financial statements in response to the correction of an error in earnings per share.  The correction is appropriately disclosed in Note 7.

I have audited the accompanying balance sheet of NABO, Inc. as of March 31, 2006, and the related statements of operations, of shareholders’ equity (deficit) and of cash flows for the period from November 8, 2005 (date of inception) through March 31, 2006.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of NABO, Inc. as of  March 31, 2006  and the results of its operations and its cash flows for the period November 8, 2005 (date of inception) through March 31, 2006 in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
August 18, 2006

NABO, INC.
(A Development Stage Company)
BALANCE SHEET

		March 31,
		2006

ASSETS
CURRENT ASSETS
Cash		$54,155

Total Current Assets		54,155

TOTAL ASSETS		$54,155
		==============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

CURRENT LIABILITIES
Accounts Payable	$
Sales Tax Payable
Commissions payable - related party

Total Current Liabilites		-

COMMITMENTS AND CONTINGENCIES		-

TOTAL LIABILITIES		$-

STOCKHOLDERS' EQUITY

Common Stock, par value $0.001; 75,000,000 shares authorized,
6,950,000 shares issued and outstanding		6,950
Additional paid-in capital		51,550
Deficit accumulated in the development stage		(4,345)

Total Stockholders' Equity		54,155

Total Liabilities and Stockholders' Equity		$54,155
		==============

The accompanying notes are an integral part of these financial statements

NABO, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

		For the period
		of Inception,
		from November 8,
		2005 through
		March 31, 2006
		(Restated)

REVENUES	$

COST OF GOODS SOLD

GROSS PROFIT		-

EXPENSES

Property Expenses		4,000
General and Administrative		345
Professional Fees
Stock Transfer Fees
Commissions

TOTAL EXPENSES		4,345

LOSS FROM OPERATIONS		(4,345)

OTHER INCOME ( EXPENSE)
Interest Income
Interest Expense

TOTAL OTHER INCOME (EXPENSE)		-

LOSS BEFORE INCOME TAXES		$(4,345)

INCOME TAXES		-

NET LOSS		(4,345)
		===============

BASIC AND DILUTED NET LOSS PER SHARE		$(0.002)
		===============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING		2,611,417
		===============

The accompanying notes are an integral part of these financial statements

NABO, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Accumulated
				Deficit
			Additional	During	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	Total

Balances at inception:
February 27, 2006	-	$-	$-	$-	$-

Common stock issued for cash
at $0.005 per share Nov. 24, 2006	2,200,000	2,200	8,800		11,000

Common stock issued for cash
at $0.01 per share March 10-31, 2006	4,750,000	4,750	42,750		47,500

Net loss from inception
Nov. 8, 2005 to Mar. 31, 2006				(4,345)	(4,345)

Balances at March 31, 2006	6,950,000	$6,950	$51,550	$(4,345)	$54,155
	=========	========	=========	=========	===========

The accompanying notes are an integral part of these financial statements

NABO, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the period
of Inception,
from November 8,
2005 through
March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,345)
Adjustments to reconcile net loss to net cash provided be
(used by) operating activities
Decrease (increase) in inventory
Decrease in loan receivable
Decrease in interest receivable
Increase (decrease) in accounts payable
Increase (decrease) in sales tax Payable
Increase in commissions payable

Net Cash provided by (used by) operating activities	(4,345)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	58,500

Net Cash (used by) Financing Activities	58,500

Net Increase in cash	54,155

Cash at beginning of period	-

Cash at end of period	$54,155
===============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	-
===============
Income Taxes paid	-
===============

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

The financial statements presented are those of NABO, Inc. (the Company).  The Company was incorporated   under the laws of the State of Nevada on November 8, 2005  The Company was organized for the purpose of engaging in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.  The company has entered into a lease agreement for a property  for the purpose of mineral exploration.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.   The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with no operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as November 8, 2005.  Since inception, the Company has incurred operating losses totaling $4,345. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since November 8, 2005 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of March 31, 2006.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period from inception November 8, 2005 through March 31, 2006:

            Numerator

            Basic and diluted net loss per share:

            Net Loss                                                          $ (4,345)

            Denominator

            Basic and diluted weighted average
               Number of shares outstanding                     2,611,417

            Basic and Diluted Net Loss Per Share              $ (0.002)

Recent Accounting Pronouncements

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.”  The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, “ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.”  EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments.  Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired.  In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004.  The Company has no investments affected by EITF 03-01.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees.  FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006.  The Company did not grant share-based payment in the period present, and its financial statements are not affected by  SFAS 123R.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets."  The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  The Company believes that the adoption of this standard will have no material impact on its financial statements.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions."The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has not granted share-based payment in the period presented and is excepted from this statement.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. The Company has not granted share-based payment in the period presented and is excepted from SFAS 123(R).

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005 . The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In February of 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125.” SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006.  The Company had no hybrid financial instruments in the period presented and is not currently affected by SFAS No. 155.

Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) requires the use of option valuation models that were not developed for use in valuing employee stock options.  As permitted, the Company adopted the disclosure alternative of SFAS 123 and SFAS 148, which require pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied.  Since the Company has no significant stock options outstanding, the pro forma financial data is not meaningful.

Under APB 25, when the exercise price of the Company’s stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recorded.

There were no options granted during the period presented, from inception November 8, 2005 through March 31, 2006.

NOTE 3 – RELATED PARTY TRANSACTIONS

The company receives its office space free of charge from its president Mr. Ken MacAlpine. The office space is part of Mr. MacAlpines residence.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Mining Lease Agreement

On November 30, 2005 the Company entered into a mining lease agreement for certain mineral lands in Okanogan County, in north eastern Washington State.  The cost of the lease is based on a royalty on net returns of sales of ores, minerals, or other products.  The minimum lease payment over the six year lease is:

                               Anniversary Date                         Amount

                                 Nov. 30, 2005                          $  4,000
                                 Nov. 30, 2006                          $  4,000
                                 Nov. 30, 2007                          $10,000
                                 Nov. 30, 2008                          $20,000
                                 Nov. 30, 2009                          $25,000
                                 Nov. 30, 2010                          $30,000

NABO will pay a 5% royalty of net returns from all ores, minerals, concentrates, or other products mined and removed from the Property and sold or processed by NABO. This royalty will be paid by NABO quarterly.

The leased lands encompass 8 mining claims dated 1916-1917, totaling 1,435.16 acres.  There are also three other parcels, two of which total 8.05 acres and the third is of unknown size.

NOTE 5 – CAPITAL STRUCTURE

Common Stock Transactions during the period from inception November 8, 2005 through March 31, 2006.

On November 24, 2005, the company issued 2,200,000 shares of its common stock to a single investor at a price of $0.005 per share for a total of $11,000.

Between March 10 and March 31, 2006 the Company issued a total of 4,750,000 shares of its common stock to 34 investors. The shares were sold at $0.05 for a total of  $47,500.

As of March 31, 2005, the Company has authorized 75,000,000 of $0.001 par common stock.  As of March 31, 2006  6,950,000 shares were issued and outstanding.

NOTE 6 – LITIGATION

There are no legal proceedings against the Company with respect to matters arising in the ordinary course of business.

NOTE 7 – CORRECTION OF ERROR

The financial statements when first issued contained an error in Weighted Average Number of Shares Outstanding.  This resulted in an error in Basic and Diluted Net Loss Per Share that overstated the loss per share:

                                                                    As Originally Repored              As Amended

Basic and diluted net loss per share                   $    (0.003)                            $    (0.002)

Weighted Average number
of shares outstanding                                         1,311,000                              2,611,417

The following disclosures are made in accordance with SFAS (Statement of Financial Accounting Standards) No. 154:

(a)	The error affected only the period November 8, 2005 to March 31, 2006. An adjustment of the cumulative effect on prior periods is not necessary and not relevant, since the March 31, 2005 financial statements are the first presented.
(b)	The error does not affect net income. An offsetting adjustment to components of equity and net assets is not required.
(c)	Adjustment of financial statements of prior periods is not applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Until ________ , all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$5.35
Federal Taxes	$	NIL
State Taxes and Fees	$	NIL
Transfer Agent Fees		$1,000
Accounting fee and expenses		$5,000
Legal fees and expenses		$8,000
Total		$14,005.35

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 2,200,000 shares of common stock on November 24, 2005 to KIF Capital Corp, a company for which Ken MacAlpine our president, chief financial officer and sole director, is the President and sole director of.  KIF Capital Corp. acquired these shares at a price of $0.005 per share.  We received $11,000 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 5,000,000 shares of our common stock at a price of $0.01 per share to a total of thirty-four (34) purchasers on April 1, 2006.  The total amount we received from this offering was $50,000.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he/she was a non-US person as defined in Regulation S.  We did not engage in distribution of this offering in the United States.  Each purchaser represented his/her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 27. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Karen Batcher, with consent to use (1)
10.1	Mineral Lease Agreement dated November 30, 2005 between NABO Inc. and Barbara Dart, John O. Dart & Marcella G. Dart.(1)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Robert E. Miller, Geological Engineer.
99.1	Poland China Mine Area Project, Geological Report dated January 5, 2006 prepared by Robert E. Miller, Geological Engineer. (2)

(1)   Previously included as an exhibit to the Registration Statement on Form SB-2 filed June 15, 2006.

(2)   Previously included as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 filed July 28, 2006.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

4. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the mater has been stated by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarnia, Province of Ontario, Canada on August 28, 2006.

NABO INC.
By:	__/s/ Ken MacAlpine________
Ken MacAlpine President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ken MacAlpine, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:       /s/ Ken MacAlpine                            President, Chief Executive Officer,
            Ken MacAlpine                                Chief Financial Officer, Chief Accounting
                                                                    Officer, and Chairman of the Board of
                                                                     Directors

Dated: August 28, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Karen Batcher, with consent to use (1)
10.1	Mineral Lease Agreement dated November 30, 2005 between NABO Inc. and Barbara Dart, John O. Dart & Marcella G. Dart. (1)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Robert E. Miller, Geological Engineer.
99.1	Poland China Mine Area Project, Geological Report dated January 5, 2006 prepared by Robert E. Miller, Geological Engineer. (2)

(1)     Previously included as an exhibit to the Registration Statement on Form SB-2 filed June 15, 2006.
(2)     Previously included as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 filed July 28, 2006.